As filed with the Securities and Exchange Commission on March 23, 2004

                                                     Registration No. 333-112479
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                     _____

                                  UNITED COMPANIES
           NEVADA                   CORPORATION                 88-0374969
(State or Other Jurisdiction   (Name of Registrant in        (I.R.S. Employer
      of Incorporation              Our Charter)            Identification No.)
      or Organization)

       DAVID L. NORRIS                                     DAVID L. NORRIS
15814 CHAMPION FOREST DRIVE,                         15814 CHAMPION FOREST DRIVE
          SUITE 305                                           SUITE 305
     SPRING, TEXAS 77379                                 SPRING, TEXAS 77379
       (281) 296-0170                   5136               (281) 296-0170
(Address and telephone           (Primary Standard        (Name, address and
     number of Principal             Industrial            telephone number
    Executive Offices and        Classification Code     of agent for service)
Principal Place of Business)          Number)

                                     Copies to:
         Clayton E. Parker, Esq.                    Ronald S. Haligman, Esq.
       Kirkpatrick & Lockhart LLP                 Kirkpatrick & Lockhart LLP
201 S. Biscayne Boulevard, Suite 2000      201 S. Biscayne Boulevard, Suite 2000
          Miami, Florida 33131                       Miami, Florida 33131
           (305) 539-3300                               (305) 539-3300
    Telecopier No.: (305) 358-7095             Telecopier No.: (305) 358-7095

     Approximate date of commencement of proposed sale to the public: NOT APPLICABLE
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |_|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                              EXPLANATORY PARAGRAPH

     The Registrant Statement became effective automatically (pursuant to Rule 462 of the Securities Act of 1933, as amended) upon filing with the Securities and Exchange Commission on February 4, 2004. The purpose of this post-effective amendment is to deregister 40,000,000 shares of common stock, par value $0.001 per share, of United Companies Corporation, a Nevada corporation, which have not been sold under the Registration Statement. The Registration Statement had registered a total of 50,000,000 shares of common stock of United Companies pursuant to United Companies' 2004 Stock Incentive Plan. Subsequently, United Companies issued 10,000,000 shares of common stock under the 2004 Stock Incentive Plan, which were sold pursuant to the Registration Statement.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Spring, Texas on March 22, 2004.

                                  UNITED COMPANIES CORPORATION

                                  By: /s/ David L. Norris
                                      ------------------------------------------
                                      David L. Norris
                                      President (Principal Executive Officer and
                                      Principal Accounting Officer)


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE               TITLE                                     DATE


/s/ David L. Norris     President (Principal Executive Officer    March 22, 2004
---------------------   and Principal Accounting Officer) and
David L. Norris         Director